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                                                                   EXHIBIT 23.1




                         Consent of Price Waterhouse LLP


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 20, 1996, which appears on page 50 of the 1996 Annual Report to Stockholders of Applied Materials, Inc., which is incorporated by reference in Applied Materials, Inc.'s Annual Report on Form 10-K for the year ended October 27, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 22 of such Annual Report on Form 10-K.





San Jose, California
July 14, 1997















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